SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2014

SELECTICA, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

2121 South El Camino Real

San Mateo, California 94403

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On January 24, 2014, Selectica, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with certain institutional funds and other accredited investors (the “Investors”), pursuant to which the Company sold and issued 765,605 shares of its common stock (the “Common Shares”), par value $0.0001 per share (“Common Stock”), and 68,047.0 shares of its newly created Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Stock”), to the Investors at a purchase price of (i) $6.00 per Common Share and (ii) $60.00 per whole Preferred Share (or $6.00 per one-tenth (1/10) of a Preferred Share, which would convert into one share of Common Stock as described below) in a closing that occurred on January 24, 2014 (the “Closing”). The transactions described in this Current Report on Form 8-K are described collectively as the “Financing.” The Financing was approved by the Company’s Board of Directors, as reviewed and recommended by an independent committee of the Board of Directors.

In connection with the Financing, the Company will issue to Lake Street Capital Markets, LLC, who served as the placement agent in the Financing, 11,029 shares of its Common Stock and 980.4 shares of its Series D Stock, which, on an as-converted to Common Stock basis, collectively represents 1.44% of the total number of shares sold in the Financing.

Filing of Certificate of Designation for Series D Stock

Pursuant to the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock filed by the Company with the Delaware Secretary of State on January 23, 2014 (the “Certificate of Designation”), after stockholder approval, each whole share of Series D Stock will be converted automatically into ten shares of Common Stock at an initial conversion price of $6.00 per share of Common Stock, subject to broad-based weighted-average anti-dilution adjustment in the event the Company issues securities, other than certain excepted issuances and subject to certain limitations, at a price below the then current conversion price.

The Series D Stock is not entitled to a liquidation or dividend preference. Beginning on April 15, 2014, the Series D Stock is entitled to 10% accruing dividends per annum. The dividends are payable quarterly in cash, beginning on June 30, 2014. Beginning on January 24, 2015, the shares of Series D Stock shall be redeemed by the Company upon the request of the holders of at least a majority of the then outstanding Series D Stock, to the extent funds are legally available for such redemption. The redemption price shall be equal to the product of (i) the number of shares or fraction of a share of Series D Preferred Stock to be redeemed from each such holder multiplied by (ii) ten (10) times the conversion price then in effect, plus any accrued and unpaid dividends up to, but not including, the redemption date.

The holders of Series D Stock have the right to vote together with the holders of the Company’s Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote, except that the holders of Series D Stock are not eligible to vote their shares of Series D Stock on the proposal to be submitted to the Company’s stockholders for approval of the issuance and sale of the securities in the Financing and the conversion of the Series D Stock. Holders of Series D Stock are entitled to cast a fraction of one vote for each share of Common Stock that would be issuable to such holder on the record date for the determination of stockholders entitled to vote at a conversion rate the numerator of which is $60.00 (as may be adjusted for any subdivision by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or similar event occurring prior to such record date) and the denominator of which is the closing bid price per share of the Common Stock on January 24, 2014, as reported by Bloomberg Financial Markets.

Warrants

In addition to the issuance of the Common Shares and Series D Stock, at the Closing the Company issued to each Investor a Warrant to purchase Common Stock (the “Warrants”), initially exercisable for a number of shares of Common Stock equal to 50% of the number of Common Shares and shares of Common Stock underlying the Series D Stock acquired by each such Investor. The exercise price of the Warrants is $7.00 per share. The Warrants have a five-year term, are not exercisable for the first six months following the date of issuance and include a cashless exercise provision which is only applicable if the Common Stock underlying the Warrants (the “Warrant Shares”) is not subject to an effective registration statement or otherwise cannot be sold without restriction pursuant to Rule 144.

In connection with the Financing, the Company will issue to Lake Street Capital Markets, LLC, who served as the placement agent in the Financing, warrants to purchase an aggregate of 10,416 shares of Common Stock, which represents 0.48% of the total number of Common Shares and as-converted shares of Series D Stock sold in the Financing.

Registration Rights Agreement

The Common Shares, Conversion Shares and Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In connection with Financing, however, the Company has entered into the Registration Rights Agreement with the Investors.

Voting Agreements

In connection with the Financing, certain of the Company’s directors and stockholders entered into Voting Agreements (collectively, the “Voting Agreements”). Pursuant to the Voting Agreements, the parties thereto have agreed to vote in favor of the Financing at a special stockholder meeting (as described below). Pursuant to the terms of the Purchase Agreement, the Company must seek stockholder approval by April 15, 2014.

In connection with the Financing, the Board of Directors determined that the issuance of the Common Shares, the Series D Stock and Warrants and the Common Stock underlying the Series D Stock and Warrants would not jeopardize the value of the Company’s net operating loss carry forwards and as a result, provided an exemption for the Financing such that the issuance will not trigger the provisions of the Amended and Restated Rights Agreement between the Company and Wells Fargo Bank, N.A., as Rights Agent, dated January 2, 2009, as amended (the “Rights Agreement”). All other provisions of the Rights Agreement will otherwise remain in effect.

The information set forth above is qualified in its entirety by reference to the actual terms of the Certificate of Designation, the Purchase Agreement, the Registration Rights Agreement, the Warrant, and the Voting Agreements, which are filed as exhibits to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Common Shares and Series D Stock to the Investors at the Closing, the issuance of the Warrants at the Closing, and the issuance of shares of Common Stock upon exercise and conversion thereof, have been determined to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.03	Material Modification of Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. On January 23, 2014, the Company filed with the Delaware Secretary of State a Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock that created the new Series D Stock, authorized 70,000 shares of Series D Stock and designated the preferences, rights and limitations of the Series D Stock, as described in Item 1.01 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On January 27, 2014, the Company issued a press release announcing the Financing. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 attached to this report is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock.

10.1	Form of Purchase Agreement, dated as of January 24, 2014.

10.2	Form of Registration Rights Agreement, dated as of January 24, 2014.

10.3	Form of Warrant to Purchase Common Stock, dated as of January 24, 2014.

10.4	Forms of Voting Agreement, dated as of January 24, 2014.

99.1	Press release of Selectica, Inc., dated January 27, 2014 (furnished herewith pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2014

SELECTICA, INC.

By:	/s/ Todd Spartz
Name:	Todd Spartz
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock.

10.1	Form of Purchase Agreement, dated as of January 24, 2014.

10.2	Form of Registration Rights Agreement, dated as of January 24, 2014.

10.3	Form of Warrant to Purchase Common Stock, dated as of January 24, 2014.

10.4	Forms of Voting Agreement, dated as of January 24, 2014.

99.1	Press release of Selectica, Inc., dated January 27, 2014 (furnished herewith pursuant to Item 7.01).